Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of December 7, 2024 (“Effective Date”), by and among First Northwest Bancorp (the “Company”), the Company’s wholly owned subsidiary First Fed Bank (the “Bank,” and together with the Company referred to as “Employer”), and Matthew P. Deines (hereinafter referred to as “Executive”). This Agreement supersedes and replaces any and all previous employment agreements between the parties, including, without limitation, the Employment Agreement between Executive and Employer dated December 7, 2021 (the “Prior Agreement”).

WITNESSETH:

WHEREAS, Employer desires to employ Executive in the capacity hereinafter stated and Executive desires to continue in the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.         EMPLOYMENT DUTIES AND AUTHORITY

The Company and the Bank shall each employ Executive as its President and Chief Executive Officer, and Executive shall accept such employment. If elected, Executive shall also serve as a member of the Board of Directors of the Company and a member of the Board of Directors of the Bank for no additional compensation. Executive agrees to perform the duties that are customarily performed by the President and Chief Executive Officer of a bank holding company and a state-chartered banking institution and accepts all other duties described herein or as prescribed by the Employer’s Boards of Directors (the “Board”) and agrees to discharge the same faithfully and to the best of his ability and the highest and best standards of the banking industry, in accordance with the policies of the Employer’s Articles of Incorporation, Bylaws, policies, and procedures. Executive shall devote his full business time and attention to the business and affairs of Employer for which he is employed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of the Employer’s Board, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer’s interests. Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer as are customarily incident to the office of President and Chief Executive Officer of a bank holding company and a state-chartered banking institution.

2.        TERM

Employer hereby employs Executive and Executive hereby accepts employment with Employer for the period of one year (the “Term”) commencing the Effective Date, with such Term being subject to prior termination as herein provided; provided, that, on such anniversary of the Effective Date, at its option, Employer may extend the Term for a period of one year, upon the same terms and conditions, by written notice to Executive not less than 30 days prior to the end of the Term. Where used herein, “Term” shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended as provided above.

3.        EXECUTIVE COMPENSATION

a.

Base Salary. Employer agrees to pay Executive a base salary of FIVE HUNDRED FIFTEEN THOUSAND DOLLARS ($515,000.00) per year beginning on the Effective Date. Any changes to Executive’s base salary shall be in the sole and absolute discretion of Employer’s Board or the Compensation Committee of the Board (the “Compensation Committee”). Executive’s salary shall be paid in accordance with Employer’s standard payroll practices. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement.

b.

Annual Bonus. Executive will be eligible for an incentive bonus as a percentage of Executive’s base salary and as authorized and declared by the Board or the Compensation Committee (“Annual Bonus”). Payments of Annual Bonus provided for under this Agreement must be paid no later than seventy-five (75) days after the end of the year in which the Executive obtains a legally binding right to those payments, or such other time that still qualifies the payment as a “short-term deferral” under Section 409A of the Internal Revenue Code (the “Code”).

c.

Equity Awards. The Executive will be eligible to receive equity incentive awards under the Employer’s equity incentive plan, as it may be amended from time to time, or any successor plan. Except as otherwise provided herein, any such award shall be subject to the terms of the Employer’s equity incentive program under which it is granted.

d.

Vacation and Sick Leave. Executive is entitled to (i) annual paid vacation in accordance with the policies established by the Board or the Compensation Committee for executive officers, and (ii) voluntary leaves of absence, with or without pay, from time to time at the times and upon the conditions as the Board and the Compensation Committee may determine in their discretion. Executive will be paid for all accrued unused vacation upon termination of employment. In addition, Executive is entitled to seven (7) days of annual paid sick leave, which may be used for the purposes specified under the Washington Paid Sick Leave law. Unused sick leave may be accumulated until retirement or separation (without limitation). After completing five (5) full years of service, Executive will be paid for one-half of the unused sick leave, not to exceed two hundred forty (240) hours, upon termination of employment. Executive will not receive any additional compensation from Employer for unused sick leave, except to the extent authorized by the Board or the Compensation Committee in writing or required by applicable law. Payments of accrued vacation pay or unused sick leave will be made as soon as reasonably and administratively practicable and as required by applicable law following Executive’s termination of employment.

e.

Employee Benefits. Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by Employer and in which Executive is eligible to participate under the terms of such plans, subject to the Employer’s right to amend or terminate such plans.

f.

Fringe Benefits and Perquisites. Employer agrees to reimburse Executive for all ordinary and customary expenses for business-related entertainment, meals, travel (including parking and ferry tolls), and incidental business expense in accordance with Employer’s policies. Executive shall also receive reimbursement for cellular phone, an individual gym membership, and a car allowance in accordance with Employer’s policies. Reasonable costs incurred for professional education, publications, seminars, and meetings shall also be reimbursed in accordance with Employer’s policies.

4.        INSURANCE

Employer agrees to provide Executive with health and life insurance benefits that are now or may hereinafter be in effect for all other full-time employees subject to the eligibility requirements of the plans, subject to Employer’s right to amend or terminate such benefits. Employer may also obtain a “key-man” life insurance policy on the life of Executive which shall be a general asset of the Employer and to which Executive and the Executive’s beneficiary will have no preferred or secured claim.

5.        TERMINATION

a.

Termination by Employer. Employer shall have the right to terminate this Agreement with or without Cause (as defined below) by serving written notice upon Executive. Termination of the Executive’s employment shall not be deemed to be for Cause unless and until the Board delivers to the Executive a written notice finding that the Executive has engaged in the conduct constituting Cause.  For purposes of this Agreement, “Cause” shall mean any of the following: (i) embezzlement, willful misconduct, gross negligence, dishonesty, or other fraudulent acts involving Employer or Employer’s business operations or in the performance of Executive’s duties under this Agreement, including but not limited to Executive’s refusal to comply with legal directives of the Board; (ii) a material breach of Executive’s fiduciary duties to Employer if such breach has not been remedied, or is not being remedied, to Employer’s reasonable satisfaction within 30 days after written notice, including a detailed description of such breach, has been delivered to Executive; (iii) Executive’s material breach of Section 9 of this Agreement or any confidentiality policy of Employer; (iv) an act or omission that materially injures Employer’s reputation, business affairs, or financial condition, if such injury could have been reasonably avoided by Executive; or (v) Executive’s conviction of or a plea of no contest or nolo contendere to a felony or crime involving dishonesty or moral turpitude.

b.

Executive’s Death or Disability. This Agreement will terminate immediately upon Executive’s death. Employer shall have the right to terminate this Agreement in the event of a Disability by serving written notice upon Executive or his conservator, as the case may be. For purposes of this Agreement, “Disability” means a physical or mental disability rendering Executive incapable of performing the essential functions of his position, with or without reasonable accommodation.

c.

Termination by Executive. Executive may terminate this Agreement with or without Good Reason.  For purposes of this Agreement “Good Reason” shall mean the occurrence of any of the following, in each case, during the Term without the Executive’s written consent: (i) a material reduction in the Executive’s base salary; (ii) a relocation of the Executive’s principal place of employment by more than 35 miles; or (iii) a material adverse change in the Executive’s authority, duties, or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law); provided however, that Good Reason shall only be deemed  to have occurred if (x) within 90 days after the initial existence of the circumstances constituting Good Reason, Executive provides the Employer with a written notice describing such circumstances; (y) the Employer fails to cure the circumstance within 30 days after the Employer receives Executive’s notice; and (z) Executive terminates his employment with the Employer and all affiliates of the Employer within 90 days of the date of Executive’s initial notice.  Executive agrees and acknowledges that the provisions of this Agreement do not give rise to Good Reason. Executive must provide 90 days’ prior written notice to the Board to terminate without Good Reason.

d.

Effect of Termination. In the event this Agreement is terminated for any reason, Executive shall be deemed to have resigned from positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Employer or any of its affiliates immediately.

6.        SEVERANCE BENEFITS

a.	In the event this Agreement is terminated by Employer for Cause, by Executive for any reason, or by reason of Executive’s death or Disability, Executive shall not be entitled to any severance pay.

b.

In the event this Agreement is terminated by Employer without Cause or is terminated by Executive for Good Reason, Executive shall be entitled to severance equal to the sum of (i) Executive’s annual base salary as of the date of the Executive’s termination of employment, and (ii) Executive’s COBRA premiums for continuation of group health insurance coverage for ninety (90) days based on such premiums in effect on the date of Executive’s termination. The severance shall be paid in a single lump sum and Executive shall not be obligated to use any portion of the payment for COBRA premiums.

c.

The payment referenced in Section 6(b) is referred to herein as “Severance.” Executive acknowledges and agrees that the entitlement to Severance hereunder is in lieu of all damages, payments, and liabilities on account of the early termination of this Agreement and is the sole and exclusive remedy for Executive. Severance shall be subject to Executive’s execution and delivery to Employer, within 45 days after termination, of a complete release of all claims Executive may have against the Employer, its officers, directors, agents, employees, predecessors, successors, parents, subsidiaries, and affiliates, and Executive not revoking such release. Severance shall be paid within 60 days after termination. If the 60-day period begins in one calendar year and ends in the following calendar year, then payment shall not begin until the latter calendar year. If upon termination of employment Executive chooses to arbitrate any claims pursuant to Section 15, Executive shall be deemed to have waived Executive’s right, if any, to Severance.

7.        CHANGE IN CONTROL BENEFITS

a.

In the event there is a Change in Control (as defined below) and the Executive's employment hereunder is terminated by the Executive for Good Reason or by the Employer without Cause within 12 months following the Change in Control, the Executive shall be entitled to be paid, in a single lump sum, severance (“CIC Severance”) equal to the sum of (1) Executive's annual base salary, as of the date of the Executive’s termination of employment, multiplied by 1.5, and (2) Executive’s COBRA premiums for continuation of group health insurance coverage for ninety (90) days based on such premiums in effect on the date of Executive’s termination; provided, that Executive shall not be obligated to use any portion of the payment for COBRA premiums. Executive acknowledges and agrees that the entitlement to CIC Severance hereunder is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement (including, without limitation, Severance under Section 6 of this Agreement) and is the sole and exclusive remedy for Executive. CIC Severance shall be subject to Executive’s execution and delivery to Employer, within 45 days after termination, of a complete release of all claims Executive may have against the Employer, its officers, directors, agents, employees, predecessors, successors, parents, subsidiaries, and affiliates, and Executive not revoking such release. CIC Severance shall be paid within 60 days after termination. If the 60-day period referred to above begins in one calendar year and ends in the following calendar year, then the payment shall be made in the latter calendar year. If upon termination of employment Executive chooses to arbitrate any claims pursuant to Section 15, Executive shall be deemed to have waived Executive’s right, if any, to CIC Severance under this Section 7. “Change in Control” means a change in the ownership or effective control or in the ownership of a substantial portion of the assets of the Bank or Company, within the meaning of Section 409A of the Code; provided, however that (i) an internal reorganization of Employer or (ii) the placement of the Bank into receivership or conservatorship by the Federal Deposit Insurance Corporation (“FDIC”) shall not constitute a “Change in Control.” Notwithstanding the above, payments under a change in control related to this agreement shall be paid within any limits and subject to any approvals that may be imposed by the FDIC for “parachute payments” under applicable provisions of 12 C.F.R. 359.

b.

Excess Parachute Payments. If any of the payments or benefits received or to be received by the Executive (including, without limitation, any payment or benefits received in connection with a change in control or the Executive’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement or otherwise) (all such payments collectively referred to herein as the “280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 7(b), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then such 280G Payments shall be reduced in a manner determined by the Employer (by the minimum possible amounts) that is consistent with the requirements of Section 409A until no amount payable to the Executive will be subject to the Excise Tax. If two economically equivalent amounts are subject to reduction but are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis.

8.         RESTRICTIVE COVENANTS.

a.

Employee Nonsolicitation. Executive agrees that, during Executive’s employment with Employer (other than in connection with his duties for Employer) and for a period of one year thereafter, Executive shall not directly or indirectly solicit or attempt to solicit any employee of Employer to leave the employ of Employer, or in any way interfere with the relationship between Employer or any other employee of Employer. The obligations in this Section 8(a) shall apply regardless of whether Section 8(c) is in effect.

b.

No Solicitation of Current Customers. Executive agrees that, during Executive’s employment with Employer and for a period of one year thereafter, Executive shall not directly or indirectly solicit or attempt to solicit any customers of Employer (the “Current Customers”), including but not limited to all successors, owners, directors, partners, and management personnel of such Current Customers, to cease doing business with Employer, or to otherwise divert the Current Customers’ business from Employer, or solicit or attempt to solicit any supplier, licensee, or other business associate of Employer to cease doing business with Employer. The obligations in this Section 8(b) shall apply regardless of whether Section 8(c) is in effect.

c.

Noncompetition and Nonsolicitation. Executive agrees that, during Executive’s employment with Employer and for a period of one year thereafter, Executive will not directly or indirectly (i) become interested in, as a founder, organizer, principal shareholder, director, officer, or employee of or consultant to any bank, savings bank, savings and loan association, credit union, or similar financial institution or holding company of such an entity, now existing or organized hereafter, that competes or may compete with Employer, including any successor, within any county in which Employer operates a full-service branch office or lending center, or (ii) without limitation of Executive’s obligations under Section 8(b) with respect to Current Customers, solicit or attempt to solicit any (A) customers that sought or received services from Employer within the 12 month period before Executive’s date of termination, or (B) potential customers whom Employer actively solicited at any time during the 12 month period before Executive’s date of termination ((A) and (B) collectively, the “Restricted Customers”), including but not limited to all successors, owners, directors, partners, and management personnel of such Restricted Customers, to cease doing business with Employer, not commence doing business with Employer, or to otherwise divert the Restricted Customers’ business from Employer. Executive will not be deemed a “principal shareholder” unless (1) Executive’s investment in such institution exceeds three percent (3%) of the institution’s outstanding voting securities or (2) Executive is active in the organization, management, or affairs of the institution. The provisions restricting competition and solicitation by Executive in this Section 8(c) may be waived by written action of the Board.

d.

Interpretation. The parties agree that the terms of Section 8(a) through Section 8(c) (collectively, the “Restrictive Covenants”) are reasonable as to both time and scope. The parties additionally agree (i) that the Restrictive Covenants are necessary for the protection of the Employer’s business and goodwill; (ii) that the Restrictive Covenants are not any greater than are reasonably necessary to secure Employer’s business and goodwill; and (iii) that the degree of injury to the public from the loss of the service and skill of Executive or the restrictions placed on Executive’s opportunity to make a living with Executive’s skills upon enforcement of the Restrictive Covenants does not and will not warrant non-enforcement of them. If an arbitrator, court, or any other administrative body with jurisdiction over a dispute related to this Agreement determines that the Restrictive Covenants are unreasonably broad, the parties hereby authorize and direct the arbitrator, court, or administrative body to narrow them so as to make them reasonable, given all relevant circumstances, and to enforce them. This Section 8 will survive the termination of Executive’s employment for any reason.

e.

Acknowledgement. The parties acknowledge that the compensation and benefits under this Agreement, including the Severance and the other payments described in this Section 8, are good and valuable consideration provided in exchange for the Executive’s obligations hereunder. The parties also acknowledge that the terms of this Section 8 are a restatement and limitation (but not an expansion) of the Restrictive Covenants contained in the Prior Agreement.

9.        CONFIDENTIAL INFORMATION AND NONDISCLOSURE

a.

Confidential Information. Employer has and will develop and own certain Confidential Information, which has a great value in its business. Employer also has and will have access to Confidential Information of its Customers. “Customers” shall mean any persons or entities for whom Employer performs services or from whom Employer obtains information. Confidential Information includes information disclosed to Executive during the course of his employment and information developed or learned by Executive during the course of his employment. Confidential Information is broadly defined and includes all information which has or could have commercial value or other utility in Employer’s business or the businesses of Employer’s Customers. Confidential Information also includes all information which could be detrimental to the interests of Employer or its Customers if it were disclosed. By example and without limitation, Confidential Information includes all information concerning loan information, Customer data, including but not limited to Customer and supplier identities, Customer characteristics or agreements and Customer lists, applicant data, employment categories, job classifications, employment histories, job analyses and validations, preferences, credit history, agreements, and any personally identifiable information related to Customers; any information provided to Executive by a Customer, including but not limited to electronic information, documents, software, and trade secrets; historical sales information; advertising and marketing materials and strategies; financial information related to Employer, Customers, Customer’s employees or any other party; labor relations strategies; research and development strategies and results, including new materials research; pending projects and proposals; production processes; scientific or technological data, formulae and prototypes; employee data; pricing and product information; computer data information; inventory levels and products; supplier information and data; testing techniques; processes; formulas; trade secrets; inventions; discoveries; improvements; specifications; data, know-how, and formats; marketing plans; pending projects and proposals; business plans; computer processes; computer programs and codes; technological data; strategies; forecasts; budgets; and projections.

b.

Protection of Confidential Information. Executive agrees that at all times during and after his employment by Employer, Executive will keep confidential and not disclose to any third party or make any use of the Confidential Information of Employer or its Customers, except for the benefit of Employer or its Customers and in the course of his employment. For purposes of this Agreement, the disclosure of any Confidential Information, at any time except as required by law or as expressly provided in this Agreement, shall be considered to be “unfair competition.” Executive acknowledges that he is aware that the unauthorized disclosure of Confidential Information of Employer or its Customers may be highly prejudicial to their interests, an invasion of privacy, and an improper disclosure of trade secrets and financial information in violation of state and federal law.

c.

Return of Property. In the event Executive’s employment with Employer is terminated (voluntarily or otherwise), Executive agrees to inform Employer of all Employer property, documents, and other data relating to his employment which is in his possession and control and to deliver promptly all such property, documents, and data to Employer.

d.

Sanctions for Unauthorized Taking of Trade Secrets. Executive understands that taking of Employer’s trade secrets is a crime and could also result in civil liability under the Washington Trade Secrets Act and that willful misappropriation may result in an award against Executive of double the amount of the Employer’s damages and Employer’s attorney fees for collecting such damages.

e.	Notice of Immunity. Notwithstanding any other provision of this Agreement:
i.

Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

ii.

If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets except pursuant to court order.

f.

Exceptions.  Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. If permitted to do so, Executive will provide Employer and its legal counsel with immediate notice of such request so that Employer may consider seeking a protective order. Nothing in this Agreement prohibits or restricts Executive from reporting, without any prior authorization from, or notification to Employer, possible violations of federal or state law or regulation to any governmental agency or entity, or self-regulatory agency, including but not limited to the Securities and Exchange Commission or the Financial Industry Regulatory Authority, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

g.

Injunctive Relief. Executive acknowledges that breach of this Section 9 may cause Employer irreparable harm for which money is inadequate compensation. Executive therefore agrees that Employer will be entitled to injunctive relief consistent with Section 15 below, without the necessity of posting a bond, to enforce this section and this Agreement, in addition to damages and other available remedies, and Executive consents to such injunctive relief in accordance with Section 15 below.

10.       DISCOVERIES AND INVENTIONS; WORK MADE FOR HIRE

Executive agrees that upon conception and/or development of any discovery, invention, improvement, software, writing or other material or design that: (i) relates to the business of Employer, (ii) relates to Employer’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Executive for Employer, Executive will assign to Employer the entire right, title, and interest in and to any such discovery, invention, improvement, software, writing or other material or design. Executive has no obligation to assign any discovery, invention, improvement, software, writing, or other material or design that Executive conceives and/or develops entirely on Executive’s own time without using Employer’s equipment, supplies, facilities, or trade secret information unless the discovery, invention, improvement, software, writing or other material or design: (A) relates to the business of Employer, or (B) relates to Employer’s actual or demonstrably anticipated research or development, or (C) results from any work performed by Executive for Employer. Executive agrees that any discovery, invention, improvement, software, writing, or other material or design that relates to the business of Employer or relates to Employer’s actual or demonstrably anticipated research or development which is conceived or suggested by Executive, either solely or jointly with others, within one year following termination of the Executive’s employment with Employer shall be presumed to have been so made, conceived, or suggested in the course of such employment with the use of Employer’s equipment, supplies, facilities, and/or trade secrets.

In order to determine the rights of Executive and Employer in any discovery, invention, improvement, software, writing, or other material, and to insure the protection of the same, Executive agrees that during Executive’s employment, and for one year after termination of Executive’s employment with Employer, Executive will disclose immediately and fully to Employer any discovery, invention, improvement, software, writing, or other material or design conceived, made, or developed by Executive solely or jointly with others. Employer agrees to keep any such disclosures confidential. Executive also agrees to record descriptions of all work in the manner directed by Employer and agrees that all such records and copies, samples, and experimental materials will be the exclusive property of Employer. Executive agrees that at the request of and without charge to Employer, but at Employer’s expense, Executive will execute a written assignment of the discovery, invention, improvement, software, writing, or other material or design to Employer and will assign to Employer any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and that Executive will do whatever may be necessary or desirable to enable Employer to secure any patent, trademark, copyright, or other property right therein in the United States and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issued thereon. In the event Employer is unable, after reasonable effort, and in any event after 10 business days, to secure Executive’s signature on a written assignment to Employer of any application for letters patent or to any common-law or statutory copyright or other property right therein, whether because of the Executive’s physical or mental incapacity or for any other reason whatsoever, the Executive irrevocably designates and appoints the Corporate Secretary of Employer as Executive’s attorney-in-fact to act on Executive’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

Executive acknowledges that, to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”) (including, without limitation, any and all such items generated and maintained on any form of electronic media) generated by Executive during Executive’s employment with Employer shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to Employer. The item will recognize Employer as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) First Northwest Bancorp, All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

Executive understands that any provision in this Agreement requiring Executive to assign rights to an invention does not apply to any invention that Executive is not required to assign under Chapter 49.44.140 of the Revised Code of Washington, the applicable language of which is reproduced herein as Exhibit A. Executive will advise Employer promptly in writing of any inventions that Executive believes meet the criteria of Chapter 49.44.140 of the Revised Code of Washington.

11.      INDEMNIFICATION

To the maximum extent permitted under applicable law and the Company’s and the Bank’s bylaws (as may be amended from time to time), Employer shall indemnify and hold harmless Executive in the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by the Executive or the Employer related to any contest or dispute between the Executive and the Employer or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company or the Bank, or any affiliate of the Company or the Bank, from and against any liabilities, costs, claims, expenses, judgments, fines, or settlements, including all costs and expenses incurred in defense of any Proceeding (including attorney fees). Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees and expenses) shall be paid by the Employer in advance of the final disposition of such litigation upon receipt by the Employer of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company or the Bank under this Agreement.

Employer or any successor to the Employer shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Executive on terms that are no less favorable than the coverage provided to other directors and similarly situated executives of the Employer.

12.       CLAWBACK PROVISIONS

Executive agrees that any compensation provided by Employer to Executive is subject to recoupment or clawback under any applicable clawback or recoupment policy that is generally applicable to the Company’s executives, as may be in effect from time to time, or as required by law, including, but not limited to, Employer’s Compensation Clawback Policy, adopted September 19, 2023, as may be amended from time to time.

13.      NOTICES

Any notice, request, demand, or other communication required or permitted hereunder shall be deemed properly given (i) if hand-delivered, on the date of delivery; (ii) if sent by documented overnight delivery service, on the first business day after deposit with such service for overnight delivery; (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after deposit in the U.S. mail, or (iv) upon acknowledgment of receipt, if transmitted by electronic mail, in each case addressed as follows:

   To Employer:

   First Northwest Bancorp/First Fed Bank

   Attention: Board of Directors

First Fed Bank

105 W. 8th Street

Port Angeles, WA 98362

Email: legal@ourfirstfed.com

To Executive:

Matthew P. Deines

3539 NW 67th Street

Seattle, WA 98117

Email: matt.deines@outlook.com

Any party hereto may change its or his address for purposes of this Section 13 by giving notice in accordance herewith.

14.       BENEFIT OF AGREEMENT

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

15.        GOVERNING LAW; ARBITRATION.

This Agreement is made with reference to and is intended to be construed in accordance with the laws of the State of Washington. Any dispute or controversy arising under or in connection with this Agreement must be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Notwithstanding the foregoing, the Employer may resort to the Superior Court of Clallam County, Washington, for injunctive and other relief as available if Executive engages in conduct during or after termination of this Agreement that amounts to a violation of Section 8 or Section 9, a violation of the Washington Trade Secrets Act, or interference with the business expectancies of Employer.

16.      CAPTIONS AND PARAGRAPH HEADINGS

Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

17.       INVALID PROVISIONS

Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

18.        WAIVER.

No waiver of any obligation of any party hereto under this Agreement shall be effective unless in a writing specifying such waiver and executed by the other party. No waiver of any right or remedy of any party hereto under this Agreement shall be effective unless in a writing specifying such waiver and executed by such party. A waiver by any party hereto of any of its rights or remedies under this Agreement on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

19.      ENTIRE AGREEMENT

This Agreement contains the entire Agreement of the parties and, in consideration for the Employer to enter into this Agreement, supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that it is contemplated that Executive and Employer may enter into one or more agreements relating to equity-based compensation. Each party to this Agreement acknowledges that no representations, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Employer and Executive.

20.      IRC SECTION 409A COMPLIANCE

The severance payments and other benefits under this Agreement are intended to be exempt from the requirements of Section 409A of the Code by reason of all payments under this Agreement as “short-term deferrals” within the meaning of Treasury Regulation Section 1.409A1(b)(4) and/or as separation pay due to involuntary separation from service under Treasury Regulation Section 1.409A-1(b)(9)(iii) to the maximum extent possible. All provisions of this Agreement shall be interpreted in a manner consistent with preserving either or both such exemptions. If Executive is a “specified employee” as defined in Section 409A of the Code, and Treasury regulations promulgated thereunder (“Section 409A Rules”), then any amounts subject to the Section 409A rules that are otherwise required to be paid to him upon his separation from service (as defined in the Section 409A Rules) shall not be paid until the date that is six months after the date of his separation from service or, if earlier, the date of his death. To the extent that this Agreement provides for the reimbursement of specified expenses incurred, such reimbursement will be made in accordance with the provisions of the Agreement (or other applicable plan or policy), but in no event later than the last day of the taxable year following the taxable year in which the expense was incurred. The amount of expenses eligible for reimbursement or in-kind benefits provided by Employer in any taxable year will not affect the amount of expenses or in-kind benefits to be reimbursed or provided in any other year. The term “termination,” when used in reference to termination of employment, shall mean “separation from service,” as defined in the Section 409A Rules.

21.       ATTORNEY FEES AND COSTS

In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants, and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding.

EXECUTIVE AND EMPLOYER AGREE THAT BY ENTERING INTO THIS AGREEMENT, EXECUTIVE AND EMPLOYER KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO A TRIAL BY A JUDGE OR JURY. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EMPLOYER:

FIRST NORTHWEST BANCORP                            FIRST FED BANK

By:  /s/ Cindy Finnie                                                   By: /s/ Cindy Finnie

Name: Cindy Finnie                                                    Name: Cindy Finnie

Title: Board Chair                                                       Title: Board Chair

EXECUTIVE:

/s/ Matthew P. Deines_______

Matthew P. Deines

EXHIBIT A

REVISED CODE OF WASHINGTON SECTION 49.44.140

1.

A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

2.	An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

3.

If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work preformed [performed] by the employee for the employer.